                         Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses for the A Class, B Class, and C Class and for the Institutional Class of the International Equity Series, Global Bond Series, and Global Assets Series and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A)
(No. 33-41034) of Delaware Group Global & International Fund, Inc. of our report dated January 12, 1996, included in the 1995 Annual Report to Shareholders of Delaware Group Global & International Fund, Inc.



                                                       /s/   ERNST & YOUNG LLP
                                                       -------------------------
                                                           Ernst & Young LLP




Philadelphia,  Pennsylvania
January 26, 1996

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Global & International Fund, Inc.

We have audited the accompanying statements of net assets and statements of assets and liabilities of the International Equity Series, Global Assets Series, and Global Bond Series of Delaware Group Global & International Fund, Inc. (the "Fund") as of November 30, 1995, and the related statements of operations for the year then ended of the International Equity Series and for the period from the date of initial public offering (December 27, 1994) to November 30, 1995 of the Global Assets Series and Global Bond Series, the statements of changes in net assets for each of the two years then ended of the International Equity Series and for the period from the date of initial public offering (December 27, 1994) to November 30, 1995 of the Global Assets Series and Global Bond Series, and the financial highlights for each period from the date of initial public offering of each Series through November 30, 1995. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the International Equity Series, Global Assets Series, and Global Bond Series of Delaware Group Global & International Fund, Inc. at November 30, 1995, the results of operations for the year then ended of the International Equity Series and for the period from the date of initial public offering (December 27, 1994) to November 30, 1995 of the Global Assets Series and Global Bond Series, and the changes in net assets for each of the two years then ended of the International Equity Series and for the period from the date of initial public offering (December 27, 1994) to November 30, 1995 of the Global Assets Series and Global Bond Series, in conformity with generally accepted accounting principles.






                                                       /s/   ERNST & YOUNG LLP
                                                       -------------------------
                                                           Ernst & Young LLP




Philadelphia,  Pennsylvania
January 12, 1996